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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (Date of earliest event reported)
                                 AUGUST 25, 2005

                        RAPTOR NETWORKS TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

           COLORADO                    333-74846               84-1573852
        (State or other        (Commission File Number)       (IRS Employer
jurisdiction of incorporation)                           Identification Number)

                          1241 E. DYER ROAD, SUITE 150
                               SANTA ANA, CA 92705
                    (Address of Principal Executive Offices)

                                 (949) 623-9300
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

     As described in a Current Report on Form 8-K for August 25, 2005, on that date certain bridge notes previously issued by Raptor Networks Technology, Inc. (referred to herein as the "Company") converted into securities of the Company. The disclosures set forth under the heading "Conversion of Convertible Bridge Notes" in Item 3.02 of the Form 8-K for August 25, 2005 are hereby revised and restated as set forth below.


Conversion of Convertible Bridge Notes
--------------------------------------

     As previously disclosed on the Company's prior Current Reports on Form 8-K, during the period between November 2004 and February 2005, the Company issued forty-two convertible notes (the "Notes") to various private-party non-affiliate accredited investors in the aggregate principal amount of $2,360,000 in exchange for $2,360,000 in cash, less a 10% placement fee, for net proceeds of $2,124,000. The Notes bear interest at a rate of 10% per annum. Pursuant to the terms of the Notes, the outstanding principal amount of these loans, together with all accrued but unpaid interest thereunder, shall automatically convert into shares issued in an equity based financing with gross proceeds of at least $4,000,000, if any, of the sale of the Company's common stock or other equity based equivalent, and at a price per share not to exceed $0.50 per share (a "Qualifying Financing"); provided, however, that for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion, the holders shall be deemed to have tendered 120% of the outstanding balance of the Notes.

     As of the August 25, 2005 closing of the Company's private placement of units consisting of common stock and warrants (the "Private Placement"), the Company has raised total gross proceeds of $3,558,500 through such Private Placement. In addition, as previously disclosed on the Company's prior Current Reports on Form 8-K, between February 2005 and April 2005, the Company secured private debt financing from various private-party non-affiliates in the original aggregate principal amount of $600,000 through the issuance of 8% Convertible Bridge Notes. After adding this $600,000 in convertible debt financing to the gross proceeds of the Private Placement, the aggregate gross proceeds to the Company are $4,158,500. As a result, the Company achieved a Qualifying Financing and, accordingly, the $4,000,000 automatic conversion event of the Notes was triggered upon the August 25, 2005 closing of the Private Placement.

     As of August 25, 2005, the total principal and accrued interest under the Notes was $2,509,271. After taking into account the provision of the Notes which provides that the holders shall be deemed to have tendered 120% of the outstanding balance of the Notes, the holders of the Notes shall be deemed to have tendered $3,011,965 for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion. Based on the offering terms of the Company's current Private Placement, the holders are entitled to an aggregate of 6,023,931 shares of the Company's common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the Private Placement) and 1,505,983 Series G Warrants to purchase the Company's common stock. The Series G Warrants have an exercise price of $2.50 per share of common stock, expire five years from the date of issuance, and are callable by the Company the first day after the 30-trading-day average price of the Company's common stock exceeds $3.50 per share. The certificates representing the conversion shares of common stock and the Series G Warrants will be issued to the holders of the Notes at the earliest practicable date, at which time the Notes shall be returned to the Company and cancelled.

     As further consideration to the placement agent that secured the Note financing, upon conversion of the Notes the Company is obligated to issue to the placement agent 602,393 Series J Warrants to purchase common stock. The Series J Warrants shall have an exercise price of $0.50 per share of common stock and expire five years from the date of issuance.

Exemption from Registration
---------------------------

     The sales of securities described above were made in reliance upon the exemption from registration available under Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). This exemption was claimed on the basis that the transactions did not involve any public offering and the purchasers provided written assurances that they were accredited investors (as defined in Rule 501(a) of the Securities Act). The securities shall be issued with the appropriate restrictive legend.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 8, 2005                 RAPTOR NETWORKS TECHNOLOGY, INC.



                                       By: /s/ Bob van Leyen
                                           -------------------------------------
                                           Bob van Leyen
                                           Secretary/Chief Financial Officer



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